                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                 Franklin Electronic Publishers, Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                 FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

  The annual meeting of shareholders of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED (the "Company"), a Pennsylvania corporation, will be held in the 11th Floor Conference Center in the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York, on Friday, August 6, 1999, at 9:00 A.M., for the following purposes:

    (1) To elect nine directors of the Company to serve for a term of one year;

    (2) To ratify the appointment of auditors of the Company to serve until the next annual meeting of shareholders; and

    (3) To consider and act upon such other matters as may properly come before the meeting.

  Only shareholders of record at the close of business on June 18, 1999 are entitled to vote at the meeting.

  You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

                                          By order of the Board of Directors,

                                          GREGORY J. WINSKY,
                                          Secretary

Burlington, New Jersey
July 13, 1999

                 FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                August 6, 1999

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED (the "Company") to be used at the annual meeting of shareholders of the Company which will be held in the 11th Floor Conference Center in the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York, on Friday, August 6, 1999, at 9:00 A.M., and at any adjournments thereof.

  Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes, but broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to shareholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. There are no proposals at this meeting which involve broker "non-votes."

  The principal executive offices of the Company are located at One Franklin Plaza, Burlington, New Jersey 08016-4907. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to shareholders is July 13, 1999.

  Shareholders of record at the close of business on June 18, 1999 will be entitled to one vote for each share of common stock, no par value (the "Common Stock"), of the Company then held. There were outstanding on such date 7,832,655 shares of Common Stock.

                             ELECTION OF DIRECTORS

  Nine directors will be elected at the meeting for a term of one year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

                                                                          Year
                                                                        Became a
 Name of Nominee                 Principal Occupation               Age Director
 ---------------                 --------------------               --- --------
Edward H. Cohen...  Partner, Rosenman & Colin LLP                    60   1987
Bernard             Director, Broadview Associates, LLC              68   1989
 Goldstein........
Barry J. Lipsky...  President and Chief Executive Officer of the     48   1997
                    Company
Leonard M.          Professor of Marketing, Wharton School of the    55   1987
 Lodish...........  University of Pennsylvania
James Meister.....  Retired Executive, formerly President and        57   1996
                    Chief Executive Officer, Kings Super Markets,
                    Inc.
Howard L. Morgan..  General Partner, idealab! Corporation            53   1981
Jerry R. Schubel..  President, New England Aquarium                  63   1991
James H. Simons...  Chairman of the Board, Renaissance               61   1981
                    Technologies Corp.
William H.          President of PNC Bank, New Jersey                59   1994
 Turner...........

  No family relationship exists between any director and executive officer of the Company.

  Mr. Cohen is, and for more than the past five years has been, a partner in the New York City law firm of Rosenman & Colin LLP. Mr. Cohen is a director of Phillips-Van Heusen Corporation, a manufacturer and marketer of apparel and footwear, Levcor International, Inc., a converter of textiles for sale to domestic apparel manufacturers, and Merrimac Industries, Inc., a manufacturer of passive R.F. and microwave components for industry, government and science.

  Mr. Goldstein became a director of Broadview Associates, LLC, an investment banking firm that provides services to the information technology industry, on January 1, 1997. For more than five years prior to that, he had been managing director of Broadview. He is a director of SPSS, Inc., a statistical software firm, Sungard Data Systems, Inc., a company that provides disaster recovery and financial information services, and Giga Information Group, Inc., an information technology research firm.

  Mr. Lipsky joined the Company as Vice President in February, 1985. He was elected Executive Vice President of the Company in 1997. Mr. Lipsky was named acting President and Chief Operating Officer of the Company in April 1999 and President and Chief Executive Officer of the Company in July 1999.

  Dr. Lodish is the Samuel R. Harrell Professor of Marketing at the Wharton School of the University of Pennsylvania. He has been a Professor of Marketing since 1976, and was Chairman of the Marketing Department of the Wharton School from 1984 to 1988 and 1992 to 1994. He is a director of Information Resources, Inc., a marketing research and decision support systems firm, and J&J Snack Foods, Inc., a producer and marketer of specialty foods.

  Mr. Meister retired in July 1998 from his position as President and Chief Executive Officer of Kings Super Markets, Inc., a food retailer owned by Marks & Spencer p.l.c., a position which he had held for more than the prior five years. He is a director of PIC International Group, Inc., a life sciences company in the United Kingdom.

  Dr. Morgan is, and for more than the past five years has been, President of Arca Group, Inc., a consulting and investment management firm, and since January 1999 has been the General Partner of idealab! Corporation, an incubator of internet and e-commerce companies. Dr. Morgan was Professor of Decision Sciences at the Wharton School of the University of Pennsylvania from 1972 through 1986. He is a director of Unitronix Corp., a software supplier, Cylink Corp., a developer of software for secure communications, Segue Software, Inc., a developer of automated software systems, Infonautics Corp., a provider of online information, Kentek Information Systems, Inc., a manufacturer of laser printers, MetaCreations, Inc., a developer of computer graphics software, MyPoints.com, Inc., a provider of web direct mail, and Tickets.com, Inc., an online reseller of event tickets.

  Dr. Schubel became President and Chief Executive Officer of New England Aquarium in 1994. From 1974 to 1994, Dr. Schubel was the Director of the Marine Sciences Research Center of the State University of New York at Stonybrook, New York.

  Dr. Simons has been Chairman of the Board and President of Renaissance Technologies Corp. since 1982. He became Chairman of the Board of the Company in 1997. Dr. Simons is a director of Kentek Information Systems, Cylink Corp., and Segue Software, Inc.

  Mr. Turner became President of PNC Bank, New Jersey in August, 1997. Prior to that, he had served as President and Co-Chief Executive Officer of the Company from October 1, 1996. Prior to joining the Company, he was Vice Chairman of The Chase Manhattan Bank. For more than the prior thirty years, Mr. Turner held a variety of positions at Chemical Banking Corporation prior to its merger with Chase Manhattan Bank. Mr. Turner is a director of Standard Motor Products, Inc., a manufacturer of automotive replacement products, and Volt Information Sciences, Inc., a provider of varied equipment and services to the telecommunications and print media industries.

  The Board of Directors of the Company has two standing committees: an Audit Committee, consisting of Dr. Simons and Messrs. Turner and Cohen, and a Stock Option and Compensation Committee (the "Compensation Committee"), consisting of Drs. Simons and Morgan and Mr. Goldstein. The Audit Committee is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors and reviewing the results of the audit with the officers of the Company and its auditors. The Audit Committee held three meetings during the fiscal year ended March 31, 1999. The Compensation Committee is charged with administering the Company's 1998 Stock Option Plan (the "Option Plan"), and fixing the compensation, including salaries and bonuses, of all officers of the Company. The Compensation Committee held one meeting during the fiscal year ended March 31, 1999.

  During the fiscal year ended March 31, 1999, there were four regularly scheduled meetings of the Board of Directors. Each of the directors attended at least 75 percent of the aggregate number of meetings of the Board and of any Committees of the Board on which he serves, except Messrs. Goldstein and Turner, who attended 60 percent and 57 percent of such meetings, respectively.

  The Company will consider for election to the Board of Directors a nominee recommended by a shareholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupation and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Common Stock as of June 30, 1999 by (i) all those known by the Company to be the beneficial owners of more than five percent of the Common Stock,
(ii) all directors and nominees for director, (iii) each executive officer of the Company named in the Summary Compensation Table on page 5 hereof and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares listed as beneficially owned by such shareholder.

                                                          Amount
                                                       Beneficially Percent of
Name of Beneficial Owner                                  Owned       Class
------------------------                               ------------ ----------
Bermuda Trust Company Ltd., Trustee(1)................  1,584,640      18.3%
H. Andrew Cross.......................................    103,750       1.2%
Gregory J. Winsky(2)..................................     76,924         *
Howard L. Morgan(3)...................................     69,250         *
Barry J. Lipsky.......................................     68,740         *
James H. Simons(4)....................................     61,164         *
Bernard Goldstein.....................................     41,308         *
Peter F. DiNicola.....................................     41,000         *
Edward H. Cohen.......................................     40,045         *
Jerry R. Schubel......................................     39,047         *
William H. Turner.....................................     36,500         *
Leonard M. Lodish.....................................     30,000         *
Toni M. Tracy.........................................     19,684         *
James Meister.........................................     12,000         *
All executive officers and directors as a group (15
 persons).............................................                  5.7%

--------
*less than 1%

(1) Held by Bermuda Trust Company Ltd. as trustee of a trust of which James H. Simons and members of his immediate family are beneficiaries. The address of Bermuda Trust Company Ltd. is Front Street, Hamilton, Bermuda.
(2) Includes 1,600 shares in trust for the benefit of Mr. Winsky's children.
(3) Includes 5,250 shares held for the benefit of Dr. Morgan's children.
(4) Includes 16,954 shares held by or for the benefit of members of Dr. Simons' immediate family, 9,198 shares held by a fund in which Dr. Simons has indirect shared power to vote and dispose of the shares, and 53 shares held by Renaissance Ventures Ltd., of which Dr. Simons is the chairman and sole shareholder.

  The foregoing table also includes shares which the following directors have the right to acquire within sixty days upon the exercise of options: Dr. Simons, 34,959 shares; Mr. Lipsky, 48,741 shares; Dr. Morgan, 30,000 shares; Mr. Goldstein, 24,959 shares; Mr. Cohen, 34,959 shares; Dr. Schubel, 24,959 shares; Mr. Turner, 13,500 shares; Dr. Lodish, 20,000 shares; and Mr. Meister, 9,000 shares. The foregoing table also includes 213,025 shares which all executive officers who are not directors, as a group, have the right to acquire within sixty days upon the exercise of options.

  Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 and on representations from its executive officers and directors and persons who beneficially own more than 10 percent of the Common Stock, all filing requirements of Section 16(a) of the Securities Exchange Act of 1934 were complied with in a timely manner during the fiscal year ended March 31, 1999.

                            EXECUTIVE COMPENSATION
                          SUMMARY COMPENSATION TABLE

  The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to each person who served as the Company's chief executive officer during the last fiscal year and its four most highly compensated executive officers, other than the chief executive officers (together, the "Named Executive Officers"), who were serving as executive officers of the Company or one of its subsidiaries or divisions during and at the end of the Company's last fiscal year, for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years:

                                                                    Long-Term
                                                                   Compensation
                                                                      Awards
                                               Annual Compensation  Securities
                                               -------------------  Underlying
                                                Salary     Bonus     Options
Name and Principal Position               Year     $         $          #
---------------------------               ---- ------------------- ------------
Howard L. Morgan(1) ..................... 1999    70,437         0     3,000
 Interim President and Chief Executive    1998    36,500         0    18,000
 Officer                                  1997    15,400         0     3,000

H. Andrew Cross(2). ..................... 1999   288,000   225,000   305,000
 President and Chief Executive Officer

Toni M. Tracy............................ 1999   179,904    34,800    13,000
 Senior Vice President                    1998   131,500    45,328     9,000
                                          1997   108,600    10,000     8,000

Barry J. Lipsky(3)....................... 1999   204,327         0    25,000
 President and Chief Executive Officer    1998   180,000    74,225    35,000
                                          1997   160,000    75,000     6,000

Peter DiNicola........................... 1999   110,800    85,000    35,000
 Senior Vice President

Gregory J. Winsky........................ 1999   185,000         0    12,500
 Executive Vice President                 1998   177,000    72,513    35,000
                                          1997   172,500    50,000     8,000

--------
(1) Dr. Morgan served as the Company's Interim President and Chief Executive Officer from January 1998 to April 1998. The amounts reflected as salary for Dr. Morgan include amounts paid to Dr. Morgan as compensation for his services as Interim President and Chief Executive Officer during the 1998 and 1999 fiscal years and amounts paid as consulting fees during the three fiscal years.
(2) Mr. Cross served as the Company's President and Chief Executive Officer from April 1998 until he left the Company on April 19, 1999.
(3) Mr. Lipsky served as Executive Vice President of the Company during the 1999 fiscal year. He was named Interim President and Chief Operating Officer of the Company in April 1999 and President and Chief Executive Officer in July 1999.

  No other annual compensation, other compensation, stock appreciation rights, long-term restricted stock awards or long-term incentive plan payouts (as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Option Plan granted to the Named Executive Officers during the fiscal year ended March 31, 1999.

                                    Individual Grants
                         -----------------------------------------
                                                                         Potential
                                                                     Realizable Value
                                      Percent of                     at Assumed Annual
                         Number of      Total                      Rates of Stock Price
                         Securities    Options                         Appreciation
                         Underlying   Granted to                      for Option Term
                          Options     Employees  Exercise Expira-  ---------------------
                          Granted     in Fiscal   Price     tion      5%         10%
          Name               #           Year      $/sh     Date       $          $
          ----           ----------   ---------- -------- -------- --------- -----------
Howard L. Morgan........    3,000(1)      0.3%   11.8125    1/4/09    22,286      56,478
H. Andrew Cross.........  275,000(2)     40.2%     12.25   4/16/01   530,999   1,115,056
                           35,000(3)      5.1%      3.50   4/16/01   373,832     448,166
Toni M. Tracy...........   13,000(4)      1.9%      8.75  11/23/08    71,537     181,288
Barry J. Lipsky.........   15,000(5)      2.2%     11.00   4/02/08   103,768     262,968
                           10,000(4)      1.5%      8.75  11/23/08    55,028     139,452
Peter DiNicola..........   35,000(5)      5.1%    8.4375   6/07/01    43,781      91,674
Gregory J. Winsky.......    7,500(5)      1.0%     11.00   4/02/08    51,884     131,484
                            5,000(4)      0.7%      8.75  11/23/08    27,514      69,726

--------
(1) Options became exercisable on the date six months and one day from the date of grant.
(2) Options with respect to one-fourth of the shares become exercisable on each of the first, second, third and fourth anniversaries of the date of grant.
(3) Options with respect to one-twelfth of the shares become exercisable on a monthly basis.
(4) Options with respect to one-fourth of the shares became exercisable on June 1, 1999 and on each of the first, second and third anniversaries of that date.
(5) Options with respect to one-third of the shares become exercisable on each of the first, second and third anniversaries of the date of grant.

                      AGGREGATED OPTION EXERCISES IN THE
                             LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

  The following table sets forth information regarding unexercised stock options held by the Named Executive Officers as of March 31, 1999. No stock options were exercised by the Named Executive Officers during the fiscal year ended March 31, 1999.

                                      Number of Securities Value of Unexercised
                                           Underlying          In-the-Money
                                      Unexercised Options   Options at Fiscal
                                       at Fiscal Year End        Year End
                                        (#) Exercisable/    ($)(1)Exercisable/
     Name                                Unexercisable        Unexercisable
     ----                             -------------------- --------------------
Howard L. Morgan.....................      24,000/3,000                   0
H. Andrew Cross......................    32,083/310,000        88,229/8,021
Toni M. Tracy........................     14,414/21,686                 0/0
Barry J. Lipsky......................     37,908/48,332                 0/0
Peter DiNicola.......................          0/35,000                 0/0
Gregory J. Winsky....................     52,508/35,832                 0/0

--------
(1) Fair market value of securities underlying the options minus the exercise price of the options at fiscal year end.

                           COMPENSATION OF DIRECTORS

  Each director of the Company who is not an employee of the Company or any of its subsidiaries receives, for his services as a director of the Company, an annual grant of options under the Option Plan to purchase 3,000 shares of Common Stock. No cash payment is made to any non-employee director of the Company for service as a director nor do directors receive any fees from the Company for attending meetings of the Board of Directors.

                     EMPLOYMENT CONTRACTS, TERMINATION OF
                       EMPLOYMENT AND CHANGE-IN-CONTROL
                                 ARRANGEMENTS

  The Company has instituted a severance policy for each of its executive officers who has served as such for at least one year, which includes Ms. Tracy and Messrs. Lipsky and Winsky, that provides for, inter alia, salary continuation payments based on the number of years of service performed by each executive officer on termination of employment by the Company without cause and the acceleration of the vesting of stock options in certain instances on termination of employment or in connection with certain changes in control of the Company. The Company has agreed to provide up to one year of salary continuation to three executive officers of the Company: Mary Repke, Senior Vice President, Marketing; Daniel Wall, Senior Vice President, Chief Technology Officer; and Robert Fallow, Managing Director, Europe, Africa and Middle East.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The members of the Compensation Committee for the fiscal year ended March 31, 1999 were Bernard Goldstein, Howard Morgan and James Simons.

  The investment banking firm of Broadview Associates, LLC, of which Mr. Goldstein is a director, provided investment banking services to the Company in prior years and may continue to provide such services to the Company in the current fiscal year.

  Dr. Morgan acted as Interim President and Chief Executive Officer of the Company from January 1998 through April 1998 and provided consulting services to the Company during the entire fiscal year ended March 31, 1999 and may continue to provide such services to the Company in the current fiscal year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The responsibilities of the Compensation Committee include administering the Option Plan and fixing the compensation, including salaries and bonuses, of all officers of the Company.

 Overall Policy

  The Compensation Committee has structured the Company's compensation program
(i) to compensate its executive officers on an annual basis with a cash salary at a sufficient level to retain and motivate these officers, (ii) to link a portion of executive compensation by means of annual bonuses based on the Company's performance, and (iii) to link a portion of executive compensation to appreciation of the Company's stock price by means of stock options. The objectives of this strategy are to attract and retain effective and highly qualified executives, to motivate executives to achieve the goals inherent in the Company's business strategy, and to link executive and shareholder interest through stock options.

 Base Salaries

  Annual base salaries for the officers are determined by evaluating the performance of the individuals and their contributions to the performance of the Company and are based on the recommendation of the chief executive officer. Financial results, as well as non-financial measures such as the magnitude of responsibility of the position, individual experience, and the Compensation Committee's knowledge of compensation practices for comparable positions at other companies are considered.

  In establishing Mr. Lipsky's annual base salary of $300,000 for the fiscal year ending March 31, 2000, the Compensation Committee took into account the base salaries for presidents at companies of comparable size and complexity, both public and private, known to members of the Compensation Committee and Mr. Lipsky's future anticipated contributions to the Company.

 Bonus Plan

  The Company's bonus plan has been used to provide incentives for the Company's executives and employees by tying profitability to an annual cash bonus distribution. The Company's bonus plan is intended to focus the executives' attention on short-term or annual business results and to award a bonus to certain employees each year based on their contributions to the profits of the Company. Prior to the 1999 fiscal year, participants in the bonus plan and their level of participation were determined by the Compensation Committee. For the 1999 fiscal year, the Compensation Committee approved a new bonus plan that provided for bonuses to be paid to certain employees at the end of the fiscal year that were based upon a percentage of the respective salaries of the employees and the achievement of certain revenue, profitability, and other goals by the Company and the achievement of certain goals by the respective employees. No specific percentage of the Company's earnings were set aside for distribution under the 1999 fiscal year bonus plan.

  For the 2000 fiscal year, given the Company's results of operations in the prior fiscal year, no provision has been made to pay bonuses to executives or employees.

 Long-term Incentives

  Under the Option Plan, stock options are granted to executives and key employees of the Company. Stock options are designed to focus the executives' attention on stock values and to align the interests of executives with those of the shareholders. Stock options are customarily granted at prices equal to the fair market value at the date of grant, are not exercisable until the first anniversary of the date of grant and do not become fully exercisable until the fourth anniversary of the date of grant. The options generally remain exercisable during employment until the tenth anniversary of the date of grant. This approach provides an incentive to executives to increase shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

                            Compensation Committee

                               Bernard Goldstein
                               Howard L. Morgan
                                James H. Simons

                               PERFORMANCE GRAPH

  The following performance graph is a line graph comparing the yearly change in the cumulative total shareholder return on the Common Stock against the cumulative return of the Russell 3000 companies, and a line of business index comprised of the Russell 3000 Publishing companies for the five fiscal years ended March 31, 1999.
                              [CHART APPEARS HERE]
 .
                                         Cumulative Total Return
                        ______________________________________________________
                           3/94      3/95      3/96     3/97     3/98     3/99
FRANKLIN ELECTRONIC
PUBLISHERS, INC.        100.000   212.264   185.849   88.679   85.849   45.283
PEER GROUP              100.000   121.011   134.424  131.032  176.623  201.429
RUSSELL 3000            100.000   113.723   150.376  175.253  258.809  291.050
 .

Value of $100.00 Invested over five years:

Franklin Electronic Publishers Incorporated Common Stock............... $ 45.28
Russell 3000 companies................................................. $291.05
Russell 3000 Publishing companies...................................... $201.43

                             SELECTION OF AUDITORS

  The Audit Committee has recommended to the Board of Directors, and the Board of Directors has selected, Radin, Glass & Co., LLP, independent auditors, as auditors of the Company for the fiscal year ending March 31, 2000. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to select other auditors for the fiscal year ending March 31, 2000.

  It is expected that representatives of Radin, Glass & Co., LLP will be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

  The Board of Directors recommends a vote FOR ratification of the appointment of the auditors. Proxies received in response to this solicitation will be voted FOR the appointment of the auditors unless otherwise specified in the proxy.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The law firm of Rosenman & Colin LLP, of which Mr. Cohen is a partner, was engaged as the Company's general outside counsel in the fiscal year ended March 31, 1999 and will continue to be so engaged for the fiscal year ending March 31, 2000.

  Dr. Morgan acted as Interim President and Chief Executive Officer of the Company from January 1998 through April 1998 and provided consulting services to the Company during the entire fiscal year ended March 31, 1999 and may continue to provide such services to the Company in the current fiscal year.

                                 MISCELLANEOUS

  Any proposal of an eligible shareholder intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than April 1, 2000. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such Meeting unless notice of the matter is received by the Company on or prior to May 30, 2000 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied. Stockholder proposals should be directed to the Secretary of the Company at the address set forth below.

  The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

  The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals.

  Copies of the 1999 Annual Report to Shareholders, which includes the Company's Annual Report to the Securities and Exchange Commission (Form 10-K), are being mailed to shareholders simultaneously with this Proxy Statement.

                                          By order of the Board of Directors,

                                          GREGORY J. WINSKY
                                          Secretary

One Franklin Plaza
Burlington, New Jersey 08016-4907
July 13, 1999

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED


                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


                                 August 6, 1999


           This Proxy Is Solicited On Behalf of the Board of Directors

     The undersigned hereby appoints JAMES H. SIMONS and GREGORY J. WINSKY, or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders (including all adjournments thereof) of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED to be held on Friday, August 6, 1999 at 9:00 A.M. at the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York. The Board of Directors recommends a vote FOR proposals 1 and 2.


1.   ELECTION OF DIRECTORS

               FOR all nominees           WITHHOLD AUTHORITY
           ---                         --- to vote for all nominees


          Edward H. Cohen, Bernard Goldstein, Barry J. Lipsky, Leonard M. Lodish, James Meister, Howard L. Morgan, Jerry R. Schubel, James H. Simons and William H. Turner.

          Shareholders may withhold authority to vote for any nominee(s) by writing the name of that nominee in the space provided below.

                 ---------------------------------------------

2. APPROVAL of the appointment of auditors as set forth in the accompanying Proxy Statement.

             FOR               AGAINST                   ABSTAIN
          ---               ---                       ---

3. The proxy is authorized to transact such other business as may properly come before the meeting.

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR items 1 and 2 and in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.


                                          Dated:                 , 1999
                                                -----------------


                                          -------------------------------
                                                     Print Name


                                          -------------------------------
                                                     Signature

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


          PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                      17